CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	THE MANAGERS FUNDS – MANAGERS VALUE FUND, MANAGERS AMG ESSEX LARGE CAP GROWTH FUND, MANAGERS SMALL COMPANY FUND, MANAGERS SPECIAL EQUITY FUND, MANAGERS INTERNATIONAL EQUITY FUND, MANAGERS EMERGING MARKETS EQUITY FUND, MANAGERS BOND FUND, MANAGERS GLOBAL BOND FUND & MANAGERS MONEY MARKET FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: February 29, 2008	/s/ William J. Nutt
William J. Nutt President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	THE MANAGERS FUNDS – MANAGERS VALUE FUND, MANAGERS AMG ESSEX LARGE CAP GROWTH FUND, MANAGERS SMALL COMPANY FUND, MANAGERS SPECIAL EQUITY FUND, MANAGERS INTERNATIONAL EQUITY FUND, MANAGERS EMERGING MARKETS EQUITY FUND, MANAGERS BOND FUND, MANAGERS GLOBAL BOND FUND & MANAGERS MONEY MARKET FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: February 29, 2008	/s/ Donald S. Rumery
Donald S. Rumery Chief Financial Officer